Exhibit 32.2

Vital Images, Inc.

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Vital Images, Inc. (the “Company”) for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on November 9, 2005 (the “Periodic Report”), I, Michael H. Carrel, Chief Operating Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

1.               The Periodic Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.               The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 9, 2005	/s/ Michael H. Carrel
Michael H. Carrel
Chief Operating Officer and Chief Financial Officer
Vital Images, Inc.